Exhibit 10.1
SECOND AMENDMENT TO THE
IHEARTMEDIA, INC. 2021 LONG-TERM INCENTIVE AWARD PLAN

THIS SECOND AMENDMENT TO the IHEARTMEDIA, INC. 2021 LONG-TERM INCENTIVE AWARD PLAN (this “Amendment”) is made and adopted by iHeartMedia, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has delegated authority to its Compensation Committee to serve as the “Administrator” of the Plan (as defined in and within the meaning of the Plan) and, pursuant to Section 3.2 of the Plan, the Board may re-vest in itself the authority to serve as the Administrator of the Plan at any time;

WHEREAS, pursuant to Section 10.4 of the Plan, the Plan may be amended by the Administrator at any time and for any reason, subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, effective upon, and subject to, approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:

1.Section 4.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 32,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.”

2.Section 10.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the date the Company’s stockholders approve the Plan and will remain in effect until the tenth anniversary of June 4, 2026, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from April 7, 2026.”

3.Section 10.7 of the Plan is hereby amended and restated in its entirety to read as follows:

“10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, and to the fullest extent permitted by Applicable Laws and the Company’s certificate of incorporation and bylaws, (a) no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary, and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.”

Exhibit 10.1
4.Section 10.15 of the Plan is hereby amended and restated in its entirety to read as follows:

“10.15 Conformity to Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.”

5.Section 11.2 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.2 “Applicable Laws” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.”

6.Section 11.26 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.26 “Overall Share Limit” means the sum of (a) 32,000,000 Shares and (b) Shares which, as of the original effective date of the Plan (the “Effective Date”), are subject to Prior Plan Awards which, on or following such date, become available for issuance under the Plan pursuant to Article IV (which aggregate number added to the Overall Share Limit shall not exceed 10,743,222 Shares).”

7.Effective as of the date on which the Company’s stockholders approve this Amendment, this Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment is approved by the stockholders of the Company within twelve (12) months of the date hereof.

8.Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of iHeartMedia, Inc. on April 7, 2026 and was approved by the stockholders of iHeartMedia, Inc. on June 4, 2026.

iHeartMedia, Inc.

By:	/s/ David Hillman
David Hillman
Executive Vice President, Chief Legal Officer and Secretary

Date: June 4, 2026